Exhibit 99.1

For Immediate Release

NEWS RELEASE

Contact: Joe Fazzino

860-263-4725

joe.fazzino@virtus.com

Virtus Investment Partners Announces First Quarter 2010 Financial Results

•	First Quarter Operating Income, as Adjusted, Improves to $3.6 Million from $(1.4) Million in 2009; Operating Income Improves to $0.7 Million from $(4.5) Million

•	Positive Net Inflows of $407.2 Million up 35 Percent Sequentially; Fourth Consecutive Quarter of Positive Net Flows

•	Long-Term Mutual Fund Sales of $1 Billion for Quarter, up 9 Percent Sequentially; Positive Net Flows of $334.8 Million

•	Total Assets Under Management End Quarter at $25.6 Billion; Long-Term Assets Under Management End Quarter at $22.6 Billion, up 5 Percent Sequentially

Hartford, CT, May 3, 2010 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported results for the first quarter of 2010 that included the fourth consecutive quarter of higher sales and positive net flows.

Operating income, as adjusted, for the quarter ended March 31, 2010 was $3.6 million, compared with a loss of $1.4 million in the first quarter of 2009. Operating income was $0.7 million in the first quarter, compared with a loss of $4.5 million in the first quarter of 2009. Net income was $1.1 million for the quarter, compared with a loss of $5.8 million in the prior year, and net income attributable to common stockholders was $0.2 million or $0.03 per diluted common share, compared with a net loss of $6.8 million or $1.18 per diluted common share in the first quarter of 2009.

Operating margin, as adjusted, was 14 percent and operating margin was 2 percent for the quarter, compared with (7) percent and (17) percent, respectively, in the first quarter of 2009.

Virtus ended the quarter with assets under management of $25.6 billion, up 23 percent from last year’s first quarter, and up 1 percent from assets of $25.4 million at the end of 2009. Long-term assets under management, which exclude money market funds, were $22.6 billion at March 31, 2010, up 37 percent from the first quarter of 2009 and 5 percent sequentially.

-more-

Virtus Investment Partners, Inc. 2

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income (loss), as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts on page 11. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other non-cash and identified amounts.

	Three Months Ended			Three Months Ended
	3/31/2010	3/31/2009	Change	12/31/2009	Change
Ending Assets Under Management (in billions)	$25.6	$20.8	23%	$25.4	1%
Average Assets Under Management (in billions)	$25.4	$22.2	14%	$25.1	1%

Gross Flows (in millions)	$1,399.8	$649.8	115%	$1,240.6	13%
Net Flows (in millions)	$407.2	$(513.3)	N/M	$301.7	35%

Revenue	$33,447	$26,251	27%	$33,325	0%
Revenue, as adjusted (1)	$26,103	$19,413	34%	$25,183	4%

Operating expenses	$32,740	$30,722	7%	$32,033	2%
Operating expenses, as adjusted (1)	$22,497	$20,846	8%	$20,764	8%

Operating income (loss)	$707	$(4,471)	N/M	$1,292	(45)%
Operating income (loss), as adjusted (1)	$3,606	$(1,433)	N/M	$4,419	(18)%

Net income (loss)	$1,060	$(5,778)	N/M	$1,430	(26)%
Net income (loss) attributable to common stockholders	$160	$(6,838)	N/M	$530	(70)%
Avg. shares outstanding - diluted (in thousands)	6,143	5,790	6%	6,050	2%
Net income (loss) per diluted share	$0.03	$(1.18)	N/M	$0.09	(67)%

Operating margin	2%	(17)%		4%
Operating margin, as adjusted (1)	14%	(7)%		18%

N/M - Not Meaningful

(1)	See “Schedule of Non-GAAP Information” on page 11.

Management Commentary

George R. Aylward, president and chief executive officer, said the financial results in the first quarter, which included the fourth consecutive quarter of positive net flows, reflect the impact of the company’s continued growth through increased sales of its investment products, and improved market conditions.

Aylward noted that positive net flows of $407.2 million were up 35 percent on a sequential basis, and the company’s long-term mutual fund business, which grew sequentially throughout 2009, had another solid quarter of both sales and net flows.

“The attitude of investors during the first quarter of 2010 is significantly different from the very difficult first quarter of 2009, when the financial markets were still in turmoil,” he said. “The improvement in sales is a result of our having products that meet the needs of investors, and effective distribution.”

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Profitability improved from the first quarter of last year because of improved markets coupled with the company’s sales efforts, its ongoing expense discipline, and the steps it took over the past year to restructure its business, Aylward added.

In addition to highlighting the strong sales and flows, Aylward also summarized the financial results of the quarter. He noted the quarter included an increase in employment expenses, primarily the payment of payroll taxes for annual incentive compensation, the impact of which was fully offset by the net benefit from the recovery of subordinated management fees from prior periods. In addition, the quarter had higher variable sales costs and an increase in certain non-discretionary other operating costs.

Revenues

Investment management fees of $24.4 million and total revenues of $33.4 million improved both sequentially and from the prior year period, driven by increased assets from improvements in the markets and positive net flows. Highlights for the quarter include:

•

Investment management fees were $24.4 million in the first quarter or 37 percent higher than the prior year’s first quarter and 6 percent over the fourth quarter. For the second consecutive quarter, investment management fees included the recognition of cumulative subordinated fees from a structured product. The first quarter included $1.3 million of gross subordinated management fees that were earned over prior quarters, but not recorded until payment of the fees resumed in the quarter.

•

Investment management fees, exclusive of the subordinated fees attributable to prior periods, were $23.1 million, an increase of $5.3 million from the first quarter of 2009 and $0.7 million from the fourth quarter, due primarily to the growth in long-term assets under management.

•	First quarter revenue of $33.4 million was up 27 percent from $26.3 million in the first quarter of 2009 and up from $33.3 million in the prior quarter.

•

Revenue, as adjusted, which is net of certain distribution and administration expenses related primarily to the company’s mutual fund business, was $26.1 million in the 2010 first quarter, and included an increase of $0.4 million of certain distribution costs compared to the prior quarter.

Asset Flows and Assets Under Management

Total positive net flows of $407.2 million, as well as market appreciation of $690.9 million, offset the $(891.1) million change in cash management products. Highlights for the quarter include:

•

Total sales in the quarter were $1.4 billion, or 115 percent greater than sales of $649.8 million in the first quarter of 2009 and up 13 percent from $1.2 billion in the fourth quarter of 2009. It was the fourth consecutive quarterly increase, driven primarily by higher long-term mutual fund and institutional sales.

•

Long-term mutual fund sales of $988.6 million were 117 percent higher than the first quarter of 2009 and 9 percent higher than the prior quarter. Net positive flows for long-term mutual funds were $334.8 million for the quarter. Sales of long-term mutual funds were balanced with 60 percent from fixed income funds and 40 percent from equity or alternative funds.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

•

Separately managed account sales were $116.5 million in the first quarter, down from both the prior year period and the sequential quarter. Net outflows were $39.2 million in the first quarter, an improvement from the first quarter of 2009, but off from positive net flows in the fourth quarter. Assets at March 31, 2010, which form the basis for second quarter 2010 revenue, were $3.6 billion, up 3 percent sequentially.

•

Institutional sales were $294.7 million in the first quarter, compared with $35.3 million in the first quarter of 2009 and $165.4 million in the fourth quarter. Institutional products had positive net inflows of $111.6 million in the quarter, compared with net outflows in the prior periods.

•

Assets under management at March 31, 2010 were $25.6 billion. Long-term mutual fund assets, which exclude money market funds, were $13.8 billion at the end of the first quarter, or 43 percent greater than $9.7 billion at March 31, 2009 and 5 percent higher than assets of $13.2 billion at year end. The company had a decline in the assets of its low-fee money market funds as investors continued to move away from cash management products that are generating historically low investment returns.

•

Average assets under management, which correspond to the company’s fee-earning asset levels, were $25.4 billion at March 31, 2010, an improvement of 14 percent from March 31, 2009 and 1 percent from December 31, 2009.

•

Average net management fees earned were 38.9 basis points, up from 32.4 in the first quarter of 2009 and 36.6 bps in the fourth quarter. Excluding the impact of the recovery of the cumulative subordinated fees, the blended fee rate for the quarter would have been 36.9 bps, an increase of 1.4 bps from the prior quarter.

Expenses

Operating expenses of $32.7 million in the quarter included higher employment expenses primarily related to increased profit- and sales-based compensation from improved results, and lower restructuring and severance and amortization costs compared with the first quarter of 2009.

•

Operating expenses of $32.7 million in the first quarter were 7 percent higher than $30.7 million in the first quarter of 2009 and 2 percent higher than $32.0 million in the fourth quarter. Operating expenses, as adjusted, which exclude distribution and administration expenses, restructuring and severance charges, and certain non-cash charges, were $22.5 million in the first quarter, up 8 percent from both the first and fourth quarters of last year.

•

Employment expenses of $16.4 million in the first quarter were $2.0 million, or 14 percent, higher than the prior-year period, and $0.8 million or 5 percent higher than the prior quarter. Compared with the first quarter of last year, the increase reflects higher profit- and sales-based compensation related to improved results, as well as the variable compensation related to the recognition of the subordinated investment management fee; compared with the fourth quarter of 2009, the increase primarily reflects higher payroll taxes for incentive compensation.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

•

Other operating expenses were $7.0 million in the quarter, compared with $6.8 million in the comparable quarter of 2009 and $6.3 million in the fourth quarter. These expenses include sales-related costs, professional fees, public company expenses, insurance costs, and other items, and can fluctuate based on the timing of those activities. The first quarter of 2010 included an increase of $0.6 million in certain non-discretionary expenses compared to the prior quarter.

•

Effective this quarter, the company no longer pays outside service providers for fund administrative and transfer agency services from the fees it collects for the open-end funds it manages. Previously, the fees received by the company included amounts that were then remitted to outside service providers. These amounts are now paid directly and, as a result, the revenue and expense previously recorded by the company for these services are no longer reflected. There is no economic impact on the company or the funds from this change in reporting.

Product Management

Virtus continues its active product management efforts. Highlights for the quarter include:

•	The merger of two large cap funds was completed on February 1. The remaining fund, the Virtus Strategic Growth Fund, managed by SCM Advisors, has approximately $440 million in assets.

•

The company is seeking shareholder approvals for proposals to merge several small-cap funds. The proposals would merge three funds with approximately $275 million of assets into three other small-cap funds managed by Kayne Anderson Rudnick, an affiliated manager.

•

The company has also proposed the appointment of HIM Monegy as the fund subadviser of the Virtus High Yield Income Fund, which has approximately $47 million in assets. HIM Monegy, a subsidiary of Harris Investment Management, Inc., specializes in managing high yield assets.

Balance Sheet, Liquidity and Capital Resources

At March 31, 2010 the company had $32.1 million of cash, cash equivalents and marketable securities, compared with $32.5 million at March 31, 2009 and $38.1 million at December 31, 2009. The decrease in cash from the prior quarter is attributable to the annual incentive payments that were made during the first quarter.

Working capital at the end of the first quarter was $34.5 million, compared with $26.0 million at the end of the 2009 first quarter and $32.1 million at December 31, 2009. During the quarter the company recorded $0.9 million in dividends on its convertible preferred shares.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	3/31/2010	3/31/2009	Change	12/31/2009	Change
Cash and cash equivalents	$22,217	$26,799	(17)%	$28,620	(22)%
Marketable securities	$9,856	$5,699	73%	$9,444	4%
Current portion of long term note payable	$—	$7,000	N/M	$—	0%
Long-term note payable	$15,000	$12,000	25%	$15,000	0%
Convertible preferred shares	$45,900	$46,060	(0)%	$45,900	0%
Stockholders’ equity	$31,083	$30,229	3%	$29,730	5%

Working capital (1)	$34,523	$25,995	33%	$32,120	7%

N/M - Not Meaningful

(1)	Working capital is defined as current assets less current liabilities.

Conference Call

Virtus Investment Partners management will host an investor conference call on Tuesday, May 4 at 10 a.m. EDT to discuss these financial results and related matters. The conference call will be broadcast live over the Internet at www.virtus.com in the Investor Relations section. The call can also be accessed by telephone at 800.860.2442 if calling from within the U.S. or 412.858.4600 if calling from outside the U.S. (Passcode: Virtus). A replay of the call will be available through May 19 on Virtus’ Web site, www.virtus.com, in the Investor Relations section or by telephone at 877.344.7529 if calling from within the U.S. or 412.317.0088 if calling from outside the U.S. (Conference Number: 440111). The presentation that will be reviewed as part of the conference call will be available on the Investor Relations section of our Web site.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus Mutual Funds are distributed by VP Distributors, Inc., a subsidiary of Virtus Investment Partners. Additional information can be found at www.virtus.com.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “should,” or similar statements or variations of such terms.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, expected cost savings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of adverse market and economic developments on all aspects of our business; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) any lack of availability of additional and/or replacement financing, as may be needed, on satisfactory terms or at all; (d) any inadequate performance of third-party relationships; (e) the withdrawal of assets from under our management; (f) our ability to attract and retain key personnel in a competitive environment; (g) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (h) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (i) the strong competition we face in our business; (j) potential adverse regulatory and legal developments; (k) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (l) changes in accounting standards; (m) the ability to satisfy the financial covenants under existing debt agreements; and (n) certain other risks and uncertainties described in our 2009 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations”. You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

# # #

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2010	3/31/2009	Change	12/31/2009	Change
Revenues
Investment management fees	$24,414	$17,790	37%	$23,074	6%
Distribution and service fees	6,409	5,267	22%	6,315	1%
Administration and transfer agent fees	2,224	2,867	(22)%	3,525	(37)%
Other income and fees	400	327	22%	411	(3)%

Total revenues	33,447	26,251	27%	33,325	0%

Operating Expenses
Employment expenses	16,359	14,346	14%	15,517	5%
Distribution and administration expenses	7,344	6,838	7%	8,142	(10)%
Other operating expenses	6,983	6,833	2%	6,282	11%
Restructuring and severance	30	437	(93)%	22	36%
Depreciation and other amortization	495	368	35%	491	1%
Amortization of intangible assets	1,529	1,900	(20)%	1,579	(3)%

Total operating expenses	32,740	30,722	7%	32,033	2%

Operating Income (Loss)	707	(4,471)	N/M	1,292	(45)%

Other Income (Expense)
Realized and unrealized gains (losses) on trading securities	349	(861)	N/M	43	N/M
Other income (expense)	68	4	N/M	(263)	N/M

Total other income (expense), net	417	(857)	N/M	(220)	N/M

Interest (Expense) Income
Interest expense	(275)	(430)	36%	(319)	14%
Interest income	170	103	65%	339	(50)%

Total interest income (expense), net	(105)	(327)	68%	20	N/M

Income (Loss) Before Income Taxes	1,019	(5,655)	N/M	1,092	(7)%
Income tax expense (benefit)	(41)	123	N/M	(338)	88%

Net Income (Loss)	1,060	(5,778)	N/M	1,430	(26)%
Preferred stockholder dividends	(900)	(1,060)	15%	(900)	0%

Net Income (Loss) Attributable to Common Stockholders	$160	$(6,838)	N/M	$530	(70)%

Earnings (Loss) Per Share - Basic and Diluted	$0.03	$(1.18)	N/M	$0.09	(67)%

Weighted Average Shares Outstanding - Basic (in thousands)	5,833	5,790	1%	5,824	0%

Weighted Average Shares Outstanding - Diluted (in thousands)	6,143	5,790	6%	6,050	2%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009
By product (period end):
Mutual Funds - Long-term	$13,820.6	$13,159.1	$12,358.9	$10,963.3	$9,658.1
Mutual Funds - Money Market	3,034.2	3,930.6	4,068.2	3,995.2	4,293.2
Separately Managed Accounts	3,642.3	3,551.8	3,405.5	3,041.3	2,731.9
Institutional Products	5,128.2	4,798.2	4,762.6	4,440.4	4,122.5

Total	$25,625.3	$25,439.7	$24,595.2	$22,440.2	$20,805.7

By product (average) (1)
Mutual Funds - Long-term	$13,504.5	$12,866.3	$11,932.2	$10,717.5	$10,319.1
Mutual Funds - Money Market	3,465.8	4,054.1	4,094.2	4,178.4	4,611.7
Separately Managed Accounts	3,551.8	3,405.5	3,041.3	2,731.9	3,074.3
Institutional Products	4,913.5	4,771.6	4,600.0	4,281.5	4,236.1

Total	$25,435.6	$25,097.5	$23,667.7	$21,909.3	$22,241.2

By asset class (period end):
Equity	$11,897.4	$11,546.7	$11,027.5	$9,668.5	$8,347.3
Fixed Income	10,693.7	9,962.4	9,499.5	8,776.5	8,165.2
Money Market	3,034.2	3,930.6	4,068.2	3,995.2	4,293.2

Total	$25,625.3	$25,439.7	$24,595.2	$22,440.2	$20,805.7

Assets Under Management - Average Net Management Fees Earned (2)

(In basis points)

	Three Months Ended
	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009
Mutual Funds - Long-term (3)	44.4	44.8	44.1	42.7	41.9
Mutual Funds - Money Market (3)	5.1	5.1	5.1	5.2	5.3
Separately Managed Accounts	49.2	48.1	49.5	49.1	45.9
Institutional Products (4)	40.3	32.8	26.1	26.8	27.4
All Products	38.9	36.6	34.5	33.3	32.4

(1)	Averages are calculated as follows:

- Mutual Funds - average daily balances

- Separately Managed Accounts - prior quarter ending balance (on which the current quarter’s fees are earned)

- Institutional Products - average of month-end balances in quarter

(2)	Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (1).
(3)	Average fees earned for money market and long-term mutual funds are net of sub-advisory fees.
(4)	Includes structured finance products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Retail Products
Mutual Funds - Long-term
Beginning balance	$13,159.1	$12,358.9	$10,963.3	$9,658.1	$10,744.3
Inflows	988.6	903.9	790.0	626.2	456.0
Outflows	(653.8)	(552.7)	(541.0)	(500.5)	(656.4)

Net flows	334.8	351.2	249.0	125.7	(200.4)
Market appreciation (depreciation)	348.3	484.9	1,184.3	1,122.5	(789.0)
Acquisitions (dispositions) / Other	(21.6)	(35.9)	(37.7)	57.0	(96.8)

Ending balance	$13,820.6	$13,159.1	$12,358.9	$10,963.3	$9,658.1

Mutual Funds - Money Market
Beginning balance	$3,930.6	$4,068.2	$3,995.2	$4,293.2	$4,654.0
Change in cash management products	(896.4)	(137.6)	73.0	(298.0)	(360.8)

Ending balance	$3,034.2	$3,930.6	$4,068.2	$3,995.2	$4,293.2

Separately Managed Accounts
Beginning balance	$3,551.8	$3,405.5	$3,041.3	$2,731.9	$3,074.3
Inflows	116.5	171.3	215.4	216.1	158.5
Outflows	(155.7)	(159.6)	(160.2)	(212.3)	(333.1)

Net flows	(39.2)	11.7	55.2	3.8	(174.6)
Market appreciation (depreciation)	135.9	145.1	303.9	306.8	(182.5)
Change in cash management products	(6.2)	(10.5)	5.1	(1.2)	14.7

Ending balance	$3,642.3	$3,551.8	$3,405.5	$3,041.3	$2,731.9

Institutional Products
Institutional Accounts
Beginning balance	$3,929.8	$3,913.0	$3,662.3	$3,403.3	$3,415.2
Inflows	294.7	165.4	54.0	68.1	35.3
Outflows	(183.1)	(226.6)	(75.9)	(153.9)	(173.6)

Net flows	111.6	(61.2)	(21.9)	(85.8)	(138.3)
Market appreciation (depreciation)	166.0	87.4	288.6	211.3	(178.2)
Change in cash management products	11.5	(8.1)	6.6	125.0	22.4
Acquisitions (dispositions) / Other	0.2	(1.3)	(22.6)	8.5	282.2

Ending balance	$4,219.1	$3,929.8	$3,913.0	$3,662.3	$3,403.3

Structured Products
Beginning balance	$868.4	$849.6	$778.1	$719.2	$748.6
Inflows	—	—	—	—	—
Outflows	—	—	—	—	—

Net flows	—	—	—	—	—
Market appreciation (depreciation)	40.7	18.8	71.5	58.9	(29.4)

Ending balance	$909.1	$868.4	$849.6	$778.1	$719.2

Total
Beginning balance	$25,439.7	$24,595.2	$22,440.2	$20,805.7	$22,636.4
Inflows	1,399.8	1,240.6	1,059.4	910.4	649.8
Outflows	(992.6)	(938.9)	(777.1)	(866.7)	(1,163.1)

Net flows	407.2	301.7	282.3	43.7	(513.3)
Market appreciation (depreciation)	690.9	736.2	1,848.3	1,699.5	(1,179.1)
Change in cash management products	(891.1)	(156.2)	84.7	(174.2)	(323.7)
Acquisitions (dispositions) / Other	(21.4)	(37.2)	(60.3)	65.5	185.4

Ending balance	$25,625.3	$25,439.7	$24,595.2	$22,440.2	$20,805.7

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be additional metrics for both management and investors to evaluate the company’s financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

	Three Months Ended
	Mar 31, 2010	Mar 31, 2009	Dec 31, 2009

Revenues, GAAP basis	$33,447	$26,251	$33,325
Less:
Distribution and administration expenses	7,344	6,838	8,142

Revenues, as adjusted (1)	26,103	19,413	25,183

Operating Expenses, GAAP Basis	32,740	30,722	32,033
Less:
Distribution and administration expenses	7,344	6,838	8,142
Depreciation and amortization	2,024	2,268	2,070
Stock-based compensation	845	333	1,035
Restructuring and severance charges	30	437	22

Operating Expenses, as adjusted (2)	22,497	20,846	20,764

Operating Income (Loss), as adjusted (3)	3,606	(1,433)	4,419

Operating margin, GAAP basis	2%	(17)%	4%
Operating margin, as adjusted (3)	14%	(7)%	18%

(1)	Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes revenues, as adjusted, provides useful information to investors because distribution and administrative expenses are costs that are generally passed directly through to external parties. Effective with the 2010 first quarter, the company no longer pays outside service providers for fund administrative and transfer agency services from the fees it collects for open-end funds it manages. These amounts are now paid directly to third-party service providers and, as a result, the revenue and expense previously recorded by the company for these services are no longer reflected. These payments were reported in the above reconciliation of GAAP to non-GAAP revenue and expenses for the 2009 period.
(2)	Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with useful information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization and impairments attributable to acquisition-related intangible assets as this is useful to an investor to measure our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.
(3)	Operating income (loss), as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above. These measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com